REGULUS CORPORATION

Promissory Note due December 15, 2015

Fully and Unconditionally Guaranteed Jointly and Severally by

REGULUS Corporation

Loan Amount: $ 15,000 December 4, 2014

Date

Rockland, ME 04841

City, State

FOR VALUE RECEIVED REGULUS Corporation, a Washington State Company with an address at 423 Main

Street, 3rd Floor, Rockland, ME 04841 hereinafter “Maker” promises to pay to Ed Schradermeier, hereinafter

“Holder” with an address at 2468 Cooper Dr., Freeport IL 61032, or other such place as may be designated by the Holder from time to time, the principal sum of fifteen thousand Dollars ($15,000.00) with interest thereon from 1st day of January, 2015 on the unpaid principal at twelve percent (12%) per annum as follows:

1. PAYMENTS: Maker shall pay, INTEREST ONLY PAYMENTS on the outstanding principal balance until Maturity on the fifteenth (15th) day of each calendar month starting ninety (90) days from execution of the

Note, or, if any of the interest payment dates or the maturity date falls on a day that is not a business day,

REGULUS will postpone the payment of interest or principal to the next succeeding business day, but the payment made on such dates will be treated as being made on the date payment was first due and the holders of the notes will not be entitled to any further interest or other payments with respect to such postponements. The term ‘‘business day’’ means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of Maine are authorized by law to close. The Issuer shall remit a monthly payment (“Monthly Payment”) to the Trustee, who will in turn remit to Investor(s).

2. INTEREST RATE: The note will mature on December 15, 2015 and will bear interest from the date of original issuance at a rate per annum of 12.0%. Interest on the notes will be payable on the 15th of each month commencing ninety (90) days from the closing date to the persons in whose names such notes are registered at the close of business on the fifteenth calendar day preceding the payment date, or if not a business day, the next succeeding business day. Interest on the notes will accrue from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the relevant interest payment date, date of redemption or the date of maturity, as the case may be. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

3. PAYMENT DATE: The installment payments shall begin on the 15TH day of March, 2015 and shall continue on the 15th day of each succeeding calendar month.

4. MATURITY DATE: The entire balance of this Note, together with any and all interest accrued thereon,

shall be due and payable in full on the 15th day of December, 2015.

5. DEFAULT INTEREST RATE: After maturity, or failure to make any payment, any unpaid principal shall accrue interest at the rate of eighteen percent (18%) per annum OR the maximum rate allowed by law, whichever is less, during such period of Maker’s default under this Note.

6. ALLOCATION OF PAYMENTS: Each payment shall be credited first to any late charge due,

second to interest.

7. PREPAYMENT: Maker may prepay all or part of the balance owed under this Note at any time without penalty.

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8. CURRENCY: All principal and interest payments shall be made in lawful money of the United States.

9. LATE CHARGE: If Holder receives any installment payment more than 15 days after its due date, then a late payment charge of 5% of the installment payment shall be added to the scheduled payment.

10. ACCELERATION: If Maker fails to make any payment owed under this Note, or if Maker defaults under any Deed of Trust or any other instruments securing repayment of this Note, and such default is not cured within days (30 days if not filled in) after written notice of such default, then Holder may, at its option, declare all outstanding sums owed on this Note to be immediately due and payable, in addition to any other rights or remedies that Holder may have under the Deed of Trust or other instruments securing repayment of this Note.

11. ATTORNEYS’ FEES AND COSTS: Maker shall pay all costs incurred by Holder in collecting sums due under this Note after a default, including reasonable attorneys’ fees, whether or not suit is brought. If Maker or Holder sues to enforce this Note or obtain a declaration of its rights hereunder,

the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys’

fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

12. WAIVER OF PRESENTMENTS: Maker waives presentment for payment, notice of dishonor,

protest and notice of protest.

13. NON-WAIVER: No failure or delay by Holder in exercising Holder’s rights under this Note shall be a waiver of such rights.

14. SEVERABILITY: If any clause or any other portion of this Note shall be determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other clause or portion of this Note, all of which shall remain in full force and effect.

15. INTEGRATION: There are no verbal or other agreements which modify or affect the terms of this

Note. This Note may not be modified or amended except by written agreement signed by Maker and

Holder and pursuant to the terms of the Promissory Note Offering which should be read in conjunction with the Promissory Note.

16. CONFLICTING TERMS: In the event of any conflict between the terms of this Note and the terms of any Deed of Trust or other instruments securing payment of this Note, the terms of this Note shall prevail.

17. EXECUTION: Each Maker executes this Note as a principal and not as a surety. If there is more than one Maker, each such Maker shall be jointly and severally liable under this Note.

18. ORAL AGREEMENTS: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN

MONEY, TO EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A

DEBT ARE NOT ENFORCEABLE UNDER LAW.

19. DEFINITIONS: The word Maker shall be construed interchangeably with the words Borrower or

Payer and the word Holder shall be construed interchangeably with the words Lender or Payee. In this

Note, singular and plural words shall be construed interchangeably as may be appropriate in the context and circumstances to which such words apply.

20. ADDITIONAL TERMS AND CONDITIONS:

a. $15,000 in REGULUS company stock at 50% of the IPO price (e.g., $1.00 per share sale price = $0.50 per share, and thus 30,000 shares)

b. Price protection in the form of resets if stock price drops below conversion price at time of IPO

c. Guaranteed return on invested capital of %15,000, repayment of $30,000 at maturity.

21. SECURITY: See Security Agreement which is incorporated by this reference.

All signatories hereto acknowledge that they have read the foregoing Agreement by their signatures.

LENDER/HOLDER
/s/Ed Schradermeier	12/6/2014
Ed Schradermeier, Holder	Date

MAKER: REGULUS Corporation
/s/David F. Emery	12/4/2014
David Emery, CEO	Date

Custodian: RYS & Company Management LLC
/s/James Jenkins	12/4/14
James E. Jenkins, President	Date